UNITED STATES SECURITIES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐

Preliminary Proxy Statement

☐

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐

Definitive Proxy Statement

☒

Definitive Additional Materials

☐

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Pointe Financial Corporation

(Name of Registrant as Specified In Its Charter)

_______________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒

No fee required.

☐

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

______________________________________________________________________________________

(2)

Aggregate number of securities to which transaction applies:

______________________________________________________________________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to

Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined)

______________________________________________________________________________________

(4)

Proposed maximum aggregate value of transaction:

______________________________________________________________________________________

(5)

Total fee paid:

______________________________________________________________________________________

☐

Fee paid previously with preliminary proxy materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)

Amount previously paid:

______________________________________________________________________________________

(2)

Form, Schedule or Registration Statement no.:

______________________________________________________________________________________

(3)

Filing Party:

______________________________________________________________________________________

(4)

Date Filed:

______________________________________________________________________________________

POINTE FINANCIAL CORPORATION

21845 Powerline Road

Boca Raton, Florida 33433

January 26, 2005

Dear Shareholder,

We recently mailed to you proxy materials for the Special Meeting of Shareholders to be held on February 11, 2005, regarding the proposed merger of Pointe Financial Corporation and The South Financial Group, Inc. According to our records as of the date of this mailing, your vote has not been received.

The Board of Directors of Pointe Financial Corporation unanimously recommends that shareholders vote “FOR” the proposed merger.

Your vote is important. With the Special Meeting now only a short time away, please act today to be sure your shares are voted in accordance with your wishes. For your convenience, a duplicate proxy card and return envelope are enclosed.

If you already have voted, we thank you for your prompt response. If you have not voted, please sign, date and return your proxy card promptly in the enclosed postage paid envelope. Your vote is needed and valued, regardless of the number of shares you own. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow & Co., Inc. at:

1-800-654-2468

Thank you for voting!

Sincerely,

R. Carl Palmer, Jr.

Chairman of the Board, President and Chief Executive Officer